Exhibit 10.223

WAIVER AND MODIFICATION WITH RESPECT TO EMPLOYMENT AGREEMENT AMENDMENTS

WHEREAS, William J. McMorrow, Mary L. Ricks, and Donald J. Herrema (the “Executives”) have each entered into amendments to their respective employment agreements (the “Amendments”) with Kennedy-Wilson, Inc. (“Company”), which Amendments provide, among other things, that, subject to certain conditions, each of them shall be issued 900,000 shares of restricted stock of Prospect Acquisition Corp., which restricted shares shall be eligible to vest at the rate of 180,000 shares a year on the first through fifth anniversaries of the Effective Time, as defined in the Amendments, and subject to the satisfaction of the Performance Target, as defined in the Amendments;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Executive agrees that his or her Amendment shall be deemed modified so that the reference to 900,000 restricted shares shall be deemed a reference to 556,875 restricted shares and the reference to 180,000 shares shall be deemed a reference to 111,375 restricted shares.

Subject to the foregoing, the Amendments remain in full force and effect, and Company and the Executives hereby ratify and affirm the Amendments in each and every respect.

IN WITNESS WHEREOF, the undersigned have executed this Waiver and Modification on the dates written below.

COMPANY
KENNEDY-WILSON, Inc.
a Delaware corporation

/s/ Kent Y. Mouton	October 22, 2009
Kent Y. Mouton	Date
Chairman, Compensation Committee

EXECUTIVE

/s/ William J. McMorrow	October 22, 2009
William J. McMorrow	Date

/s/ Mary L. Ricks	October 22, 2009
Mary L. Ricks	Date

/s/ Donald J. Herrema	October 22, 2009
Donald J. Herrema	Date